UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2025

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41895	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive
Suite 400
Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

(713) 424-4247

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Bayswater Acquisition

On February 6, 2025, Prairie Operating Co. and certain of its subsidiaries (collectively, the “Company” or “Prairie”) entered into a Purchase and Sale Agreement (the “Bayswater PSA”) with Bayswater Resources, LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC (collectively, “Bayswater”), pursuant to which the Company agreed to acquire certain oil and gas assets from Bayswater (the “Acquired Properties”) for a purchase price of $602.75 million, payable in cash and, subject to certain conditions described in the Bayswater PSA, shares in an amount not to exceed 5,249,639 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), calculated in accordance with the Bayswater PSA (the “Equity Consideration”).

The Bayswater PSA provides that the Company and Bayswater will enter into a registration rights agreement at closing, in substantially the form attached to the Bayswater PSA, pursuant to which, among other things, the Company will agree to register the resale of the Equity Consideration under the Securities Act of 1933, as amended (the “Securities Act”).

The Company expects the Bayswater Acquisition to close in February 2025, subject to the funding of the New Credit Agreement (as defined below) and other customary closing conditions, with an economic effective date of December 1, 2024. The Bayswater PSA contains customary representations, warranties and covenants of the Company and Bayswater for a transaction of this nature.

The foregoing description of the Bayswater PSA is not complete and is qualified in its entirety by reference to the full text of the Bayswater PSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Commitment Letter for New Credit Agreement

As previously announced, on December 16, 2024 the Company entered into a reserve-based credit agreement with Citibank, N.A., as administrative agent, and the financial institutions party thereto (the “Existing Credit Agreement”) with a maximum credit commitment of $1.0 billion. As of January 31, 2025, the Existing Credit Agreement had a borrowing base of $44.0 million and an aggregate elected commitment of $44.0 million, each of which were subsequently increased to $60.0 million as of February 3, 2025. As of January 31, 2025, $34.0 million of revolving borrowings and no letters of credit were outstanding under the Existing Credit Agreement, and we also had cash and cash equivalents of approximately $3.0 million. The Existing Credit Agreement is scheduled to mature on December 16, 2026.

On February 3, 2025, the Company entered into the First Amendment to the Existing Credit Agreement (the "First Amendment"). The First Amendment, among other things, increased the borrowing base and the aggregate elected commitments to $60.0 million.

In connection with the Bayswater Acquisition, on February 6, 2025 the Company entered into a Commitment Letter with Citibank, N.A. as left lead arranger and the other joint lead arrangers party thereto: Keybank Capital Markets Inc., MUFG Bank, Ltd., Truist Securities, Inc., Fifth Third Bank, National Association, First-Citizens Bank & Trust Company, UMB Bank, N.A. and Cadence Bank (collectively, the “Lead Arrangers”), pursuant to which the Company received commitments, subject to certain conditions, to amend and restate the Existing Credit Agreement (as amended and restated, the “New Credit Agreement”), to, among other things, increase the borrowing base up to $475.0 million as of the closing of the Bayswater Acquisition and extend the maturity date to a date up to four years after the closing date of the Bayswater Acquisition. The Commitment Letter also provides that the New Credit Agreement will include changes to certain provisions of the Existing Credit Agreement, subject to agreement with the Lead Arrangers, to take into account the Bayswater Acquisition. The Company expects to enter into the New Credit Agreement prior to or substantially concurrently with the closing of the Bayswater Acquisition and intends to borrow approximately $315.0 million under the New Credit Agreement to fund a portion of the purchase price of the Bayswater Acquisition. However, there can be no assurance that the Company will enter into the New Credit Agreement within the anticipated time frame, or at all.

The Commitment Letter expires on the earlier of March 15, 2025 and the termination of the Bayswater PSA. The obligations of the Lead Arrangers to provide financing under the Commitment Letter are subject to certain customary conditions.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with respect to the Bayswater Acquisition is incorporated by reference into this Item 3.02.

The securities that may be sold in the Bayswater Acquisition will be issued without registration under the Securities Act in reliance upon the exemption provided under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder as securities offered and sold only to accredited investors (as defined in Rule 501(a) of Regulation D under the Securities Act) in a transaction not involving any public offering.

Forward-Looking Statements

The information presented in this Form 8-K include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, are forward-looking statements, including statements about the Company’s ability to complete and successfully finance the Bayswater Acquisition on a timely basis, if at all, the Company’s financial performance following the Bayswater Acquisition, estimates of oil, natural gas and NGLs reserves, and estimates of future oil, natural gas and NGLs production. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, including the Company’s ability to satisfy the conditions to closing the Bayswater Acquisition in a timely manner or at all, the Company’s ability to successfully finance the Bayswater Acquisition, the Company’s ability to recognize the anticipated benefits of the Bayswater Acquisition, the possibility that the Company is unable to achieve expected free cash flow accretion, production levels, drilling, operational efficiencies and other anticipated benefits of the Acquired Properties within the expected time-frames or at all, and the Company’s ability to successfully integrate the Acquired Properties. There may be additional risks not currently known by the Company or that the Company currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact the Company’s expectations can be found in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K/A filed with the SEC on March 20, 2024, and any subsequently filed Quarterly Report on Form 10-Q and Current Report on Form 8-K. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Item 7.01 Regulation FD Disclosure.

On February 7, 2025, the Company issued a press release announcing the Bayswater Acquisition and certain related information. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

The Company is also filing:

●	the audited combined statement of revenue and direct operating expenses of the Acquired Properties as of and for the years ended December 31, 2023 and 2022, as set forth in Exhibit 99.2, which is incorporated herein by reference;

●	the unaudited combined statement of revenue and direct operating expenses of the Acquired Properties as of and for the nine months ended September 30, 2024 and 2023, as set forth in Exhibit 99.3, which is incorporated herein by reference;

●	its management’s discussion and analysis of results of operations of the Acquired Properties, as set forth in Exhibit 99.4, which is incorporated herein by reference;

●	the unaudited financial statements of Nickel Road Operating LLC (“NRO”) as of and for the nine months ended September 30, 2024, as set forth as Exhibit 99.5, which are incorporated herein by reference;

●	its management’s discussion and analysis of financial condition and results of operations of NRO, as set forth in Exhibit 99.6, which is incorporated herein by reference;

●	the unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2024 and as of and for the year ended December 31, 2023, as set forth in Exhibit 99.7, which is incorporated herein by reference; and

●	the report of Cawley, Gillespie & Associates, Inc., independent petroleum engineers, relating to the pro forma estimated reserves of the Company as of November 30, 2024, as set forth as Exhibit 99.8, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited combined statement of revenue and direct operating expenses of the Acquired Properties as of and for the years ended December 31, 2023 and 2022 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The unaudited combined statement of revenue and direct operating expenses of the Acquired Properties as of and for the nine months ended September 30, 2024 and 2023 is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2024 and as of and for the year ended December 31, 2023 is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase and Sale Agreement, dated as of February 6, 2025, by and between Prairie Operating Co., Otter Holdings, LLC, Prairie SWD Co., LLC, Prairie Gathering I, LLC, Bayswater Resources LLC, Bayswater Fund III-A, LLC, Bayswater Fund III-B, LLC, Bayswater Fund IV-A, LP, Bayswater Fund IV-B, LP, Bayswater Fund IV-Annex, LP and Bayswater Exploration & Production, LLC.

15.1	Letter of Plante & Moran, PLLC regarding Unaudited Financial Information.

23.1	Consent of Plante & Moran, PLLC, dated February 6, 2025.

23.2	Consent of Cawley, Gillespie & Associates, Inc., dated February 3, 2025.

99.1	Press Release, dated February 7, 2025.

99.2	Audited Combined Statement of Revenue and Direct Operating Expenses of the Acquired Properties as of and for the Years Ended December 31, 2023 and 2022.

99.3	Unaudited Combined Statement of Revenue and Direct Operating Expenses of the Acquired Properties as of and for the Nine Months Ended September 30, 2024 and 2023.

99.4	Management’s Discussion and Analysis of Results of Operations of the Acquired Properties.

99.5	Unaudited Financial Statements of NRO as of and for the Nine Months Ended September 30, 2024, as set forth as Exhibit 99.4 (incorporated herein by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 27, 2024).

99.6	Management’s Discussion and Analysis of Financial Condition and Results of Operations of NRO.

99.7	Unaudited Pro Forma Condensed Combined Financial Information of the Company as of and for the Nine Months Ended September 30, 2024 and as of and for the Year Ended December 31, 2023.

99.8	Report of Cawley, Gillespie & Associates, Inc. Relating to the Estimated Pro Forma Reserves of the Company as of November 30, 2024.

104	Cover Page Interactive Date File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRAIRIE OPERATING CO.

By:	/s/ Craig Owen
Name:	Craig Owen
Title:	Chief Financial Officer

Date: February 7, 2025